Exhibit 10.1

May 6, 2011

VIA ELECTRONIC MAIL

Walter Killough

Chief Executive Officer

dELiA*s, Inc.

50 West 23rd. Street, 9th Floor

New York, New York 10010

Re:	Amended and Restated Media Services Agreement

Removal of Sampling Services

Dear Walter,

We refer to the Amended and Restated Media Services Agreement, dated as of November 8, 2010, (the “MSA”) by and between dELiA*s, Inc. (“dELiA*s”) and Alloy, Inc. (“Alloy”). Capitalized terms that are not defined herein shall have the meaning assigned to them in the MSA.

As you are aware, Alloy has divested the Alloy business which provides the Outbound Sampling and In Store Promotions set forth in the MSA (collectively, the “Sampling Services”) to Armed Forces Communications, Inc. (“AFC”). In accordance with Section 14.11 (c) of the MSA, Alloy has transferred to AFC the portions of the MSA relating to the Sampling Services and AFC and dELiA*s have mutually agreed to and executed an agreement (the “AFC Agreement”) whereby AFC will provide the Sampling Services to dELiA*s upon the terms and conditions set forth therein. As such, we ask that dELiA*s confirm, agree with Alloy and acknowledge that, upon the effective date of the AFC Agreement: (i) Section 5 of the MSA is deleted in its entirety; (ii) (A) that dELiA*s shall look to AFC and not Alloy for each covenant and condition of, and each liability or other obligation with respect to, the Sampling Services provided by AFC from and after the effective date of the AFC Agreement and (B) Alloy shall continue to remain liable and responsible for each liability and obligation with respect to Sampling Services provided prior to the effective date of the AFC Agreement; and (iii) that, save as expressly provided herein, the terms and conditions of the MSA shall remain in full force and effect.

Please confirm that the foregoing correctly sets forth our agreement by countersigning this document on the indicated line and returning a fully-signed version to me via electronic mail.

Sincerely,

/s/ Gina DiGioia
Gina DiGioia
Chief Legal Officer, General Counsel

Accepted and agreed:

dELiA*s, Inc.

/s/ Walter Killough
By: Walter Killough

May 6, 2011
Date

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